UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 21, 2024

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

400 West Cesar Chavez, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	SLAB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2024, Silicon Laboratories Inc. (the “Company”) announced the appointment of Dean Butler as Senior Vice President and Chief Financial Officer, effective May 15, 2024 (the “Effective Date”). As of the Effective Date, Mark Mauldin will cease serving as Interim Chief Financial Officer and will continue to serve in his role as Chief Accounting Officer.

Mr. Butler, age 41, joins Silicon Labs from Synaptics Incorporated, where he has served as Senior Vice President and Chief Financial Officer since October 2019. Prior to joining Synaptics, Mr. Butler served as Vice President of Finance at Marvell Technology, Inc. from July 2016 to October 2019, served as Controller of the Ethernet Switching Division at Broadcom, Inc. from January 2015 through July 2016, and served in senior finance positions at Maxim Integrated from May 2007 to December 2014. Mr. Butler received his bachelor’s degree in finance from the University of Minnesota Duluth and is a graduate of Stanford University's Strategic Financial Leadership Program. Mr. Butler has served on the Board of Directors of Pixelworks, Inc., a leading provider of innovative video and display processing solutions, since May 2022.

In connection with his appointment as Senior Vice President and Chief Financial Officer, Mr. Butler will be entitled to an annual base salary of $475,000 and eligible for an annual target bonus of 100% of his base salary, prorated for 2024, pursuant to the Company’s 2024 Bonus Plan. Additionally, subject to the approval of the Compensation Committee of the Company’s Board of Directors, Mr. Butler will receive the following equity awards (the “Equity Awards”): (a) a new-hire grant of performance stock units, expected to be made on May 15, 2024, with a grant date value of $1,500,000 (which will vest on January 17, 2027 contingent upon Mr. Butler’s continued service through such date and the achievement of applicable performance criteria), (b) a new-hire grant of restricted stock units, expected to be made on May 15, 2024, with a grant date value of $1,500,000 (which will vest in three equal annual installments contingent upon Mr. Butler’s continued service through each such date), and (c) a one-time grant of restricted stock units, expected to be made on May 15, 2024, with a grant date value of $2,000,000 (which will vest in two equal annual installments contingent upon Mr. Butler’s continued service through each such date). The Equity Awards will be granted pursuant to the Company’s 2009 Stock Incentive Plan and subject to the terms and conditions of the Company’s standard form of award agreements for such awards. Mr. Butler will also receive a cash sign-on bonus of $1,000,000, one-half of which will be paid within 30 days of the Effective Date and one-half of which will be paid on the first anniversary of the Effective Date, which must be repaid by Mr. Butler under certain circumstances if his employment with the Company ends on or before the second anniversary of the Effective Date. Mr. Butler will also be entitled to reimbursement of certain relocation expenses. The Company will enter into an executive severance agreement and an indemnification agreement with Mr. Butler, each substantially in the form as applicable to other similarly situated executive officers of the Company.

There are no family relationships between Mr. Butler and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Butler and any other persons pursuant to which he was selected as an executive officer.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Silicon Laboratories Inc. dated February 27, 2024, announcing the appointment of Dean Butler as Chief Financial Officer

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.
February 27, 2024	/s/ Néstor Ho

Date	Néstor Ho Vice President and Chief Legal Officer